Exhibit 99.1

Omnicom Group Reports Fourth Quarter and Full Year

2020 Results

NEW YORK, February 18, 2021 - Omnicom Group Inc. (NYSE: OMC) today announced net income - Omnicom Group Inc. for the fourth quarter of 2020 of $398.1 million compared to net income - Omnicom Group Inc. of $415.0 million in the fourth quarter of 2019. Diluted net income per share for the fourth quarter of 2020 was $1.84 per share compared to diluted net income per share of $1.89 for the fourth quarter of 2019.

Net income - Omnicom Group Inc. in the fourth quarter of 2020 includes a net aggregate after-tax decrease of $13.0 million related to asset impairment charges recorded during the period, partially offset by reimbursements and tax credits under government programs in several countries where we have operations, as discussed further below.

Primarily due to the negative effects on our revenue attributable to the COVID-19 pandemic, Omnicom’s worldwide revenue in the fourth quarter of 2020 decreased 9.3% to $3,757.0 million from $4,141.2 million in the fourth quarter of 2019. The components of the change in revenue included an increase in revenue from the positive impact of foreign currency translation of 0.8%, a decrease in acquisition revenue, net of disposition revenue of 0.5% and a decrease in revenue from negative organic growth of 9.6% when compared to the fourth quarter of 2019.

Organic growth in the fourth quarter of 2020 as compared to the fourth quarter of 2019 in our five fundamental disciplines was as follows: Advertising decreased 9.7%, CRM Consumer Experience decreased 15.8%, CRM Execution & Support decreased 13.7%, Public Relations increased 0.2% and Healthcare decreased 2.0%.

Across all of our regional markets, organic growth was negative in the fourth quarter of 2020 as compared to the fourth quarter of 2019. The decreases were as follows: the United States 9.4%, Other North America 3.2%, the United Kingdom 12.4%, the Euro Markets & Other Europe 9.2%, Asia Pacific 3.9%, Latin America 9.2% and the Middle East & Africa 36.8%.

Operating profit decreased $31.7 million, or 4.9%, to $614.7 million compared to $646.4 million during the fourth quarter of 2019. Our operating margin for the

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fourth quarter of 2020 increased to 16.4% versus 15.6% for the fourth quarter of 2019.

Operating profit for the fourth quarter of 2020 includes a net decrease aggregating $11.1 million due to asset impairment charges recognized in the period, partially offset by a decrease in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations, including the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) in the U.S., the Kurzarbeit program in Germany, and other programs in the U.K., France, Canada and other jurisdictions.

For the fourth quarter of 2020, our effective income tax rate decreased period-over-period to 25.0% from 26.1%.

Full Year

Net income - Omnicom Group Inc. for the twelve months ended December 31, 2020 decreased $393.7 million to $945.4 million compared to $1,339.1 million in the same period in 2019. Diluted net income per share - Omnicom Group Inc. for the twelve months ended December 31, 2020 decreased $1.69 to $4.37 per share compared to $6.06 per share for the twelve months ended December 31, 2019.

Net income - Omnicom Group Inc. for the twelve months ended December 31, 2020 includes a net after-tax decrease of $146.8 million as a result of COVID-19 repositioning costs and a net loss on dispositions during the second quarter of 2020, asset impairment charges recorded during the fourth quarter of 2020, and credits related to reimbursements and tax credits under government programs in several countries where we have operations, as discussed further below.

Primarily due to the negative effects on our revenue attributable to the COVID-19 pandemic in the second through fourth quarters of 2020, worldwide revenue for the twelve months ended December 31, 2020 decreased 11.9% to $13,171.1 million from $14,953.7 million in the same period of 2019. The components of the change in revenue included a decrease in revenue from the negative impact of foreign currency translation of 0.4%, a decrease in acquisition revenue, net of disposition revenue of 0.4% and a decrease in revenue from negative organic growth of 11.1% when compared to the same period of 2019.

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Organic growth for the twelve months ended December 31, 2020 compared to the same period in 2019 in our five fundamental disciplines was as follows: Advertising decreased 12.2%, CRM Consumer Experience decreased 15.8%, CRM Execution & Support decreased 15.1%, Public Relations decreased 4.2% and Healthcare increased 3.3%.

Across all of our regional markets, organic growth was negative for the twelve months ended December 31, 2020 as compared to the same period of 2019. The decreases were as follows: the United States 10.1%, Other North America 10.0%, the United Kingdom 11.5%, the Euro Markets & Other Europe 12.8%, Asia Pacific 8.5%, Latin America 15.1% and the Middle East & Africa 32.3%.

Operating profit decreased $523.5 million, or 24.7%, to $1,598.8 million from $2,122.3 million for the twelve months ended December 31, 2019. Our operating margin for the twelve months ended December 31, 2020 decreased to 12.1% versus 14.2% for the same period of 2019.

Operating profit for the twelve months ended December 31, 2020 includes a net decrease aggregating $171.1 million due to COVID-19 repositioning costs recorded during the second quarter of 2020, comprised of incremental severance charges, right-of-use asset impairments and other real estate costs of $252.8 million, and a net loss on the disposition of certain subsidiaries and other charges of $25.1 million, and asset impairment charges recorded during the fourth quarter of 2020 of $55.8 million, partially offset by reimbursements and tax credits under government programs in several countries where we have operations, including the CARES Act in the U.S., the Kurzarbeit program in Germany, and other programs in the U.K., France, Canada and other jurisdictions, which reduced salary and service costs by $162.6 million.

Our effective tax rate for the twelve months ended December 31, 2020 increased period-over-period to 27.1% from 26.0%. The non-deductibility in certain jurisdictions of a portion of the COVID-19 repositioning costs recorded in the second quarter of 2020 had the effect of increasing our effective tax rate for the twelve months ended December 31, 2020. This increase was substantially offset by a lower effective tax rate on our foreign earnings resulting from a change in legislation. In 2019, income tax expense was reduced by $10.8 million primarily from the net favorable settlements of uncertain tax positions in certain jurisdictions. After considering these items, our effective tax rate for the twelve months ended December 31, 2020 would have approximated the rate for 2019.

Omnicom Group Inc.

COVID-19 Business Update

The COVID-19 pandemic has significantly impacted the global economy, our business and the results of operations. Public health efforts to mitigate the impact of the pandemic include government actions such as travel restrictions, limitations on public gatherings, shelter in place orders and mandatory closures. These actions have negatively impacted many of our clients’ businesses and in turn clients have reduced or plan to reduce their demand for our services. As a result, we experienced a reduction in our revenue beginning late in the first quarter of 2020, as compared to the same period in 2019. The reduction in our revenue continued through the remainder of 2020 and is expected to continue through the first half of 2021. Such reductions in revenue could adversely impact our ongoing results of operations and financial position and the effects could be material.

While we expect the pandemic to affect substantially all of our clients, certain industry sectors have been affected more significantly than others, including travel, lodging and entertainment, energy and oil and gas, non-essential retail and automotive. Clients in these industries have acted to cut costs, including postponing or reducing marketing communication expenditures. While certain industries such as healthcare and pharmaceuticals, technology and telecommunications, financial services and consumer products have fared relatively well to date, conditions are volatile and economic uncertainty cuts across all clients, industries and geographies. Overall, while we have a diversified portfolio of service offerings, clients and geographies, demand for our services can be expected to decline as marketers reduce expenditures in the short term due to the uncertain impact of the pandemic on the global economy. During the second quarter of 2020, we realigned our agencies’ cost structures, which included severance actions and furloughs to reduce the workforce, right-of-use asset impairments and other real estate costs, a net loss on the disposition of certain subsidiaries and other charges. These COVID-19 repositioning actions were taken to tailor their services and capabilities to changes in client demand.

As we previously reported, during the first half of 2020, we took numerous proactive steps to strengthen our liquidity and financial position that we expect will help mitigate the potential impacts of COVID-19, including:

•	The amendment and extension of our $2.5 billion credit facility to February 2025,
•	The suspension of our share repurchase program,

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•	The issuance in February of $600 million 10-year 2.45% Senior Notes, which were used to finance the early redemption of the remaining $600 million of 4.45% Senior Notes that were due in August 2020,
•	The issuance in early April of an additional $600 million 10-year 4.20% Senior Notes, and
•	The completion in early April of a $400 million 364-day revolving credit facility, which is in addition to our existing $2.5 billion revolving credit facility that expires in February 2025.

We have no long-term debt maturing until May 2022.

Definitions - Components of Revenue Change

We use certain terms in describing the components of the change in revenue above.

Foreign exchange rate impact: calculated by translating the current period’s local currency revenue using the prior period average exchange rates to derive current period constant currency revenue. The foreign exchange rate impact is the difference between the current period revenue in U.S. Dollars and the current period constant currency revenue.

Acquisition revenue, net of disposition revenue: Acquisition revenue is calculated as if the acquisition occurred twelve months prior to the acquisition date by aggregating the comparable prior period revenue of acquisitions through the acquisition date. As a result, acquisition revenue excludes the positive or negative difference between our current period revenue subsequent to the acquisition date and the comparable prior period revenue and the positive or negative growth after the acquisition date is attributed to organic growth. Disposition revenue is calculated as if the disposition occurred twelve months prior to the disposition date by aggregating the comparable prior period revenue of disposals through the disposition date. The acquisition revenue and disposition revenue amounts are netted in the description above.

Organic growth: calculated by subtracting the foreign exchange rate impact component and the acquisition revenue, net of disposition revenue component from total revenue growth.

Omnicom Group Inc.

Forward-looking Statements

Certain statements in this press release related to the potential impact of the COVID-19 outbreak constitute forward-looking statements, including statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of the Company’s management as well as assumptions made by, and information currently available to, the Company’s management. Forward-looking statements may be accompanied by words such as “aim,” “anticipate,” “believe,” “plan,” “could,” “should,” “would,” “estimate,” “expect,” “forecast,” “future,” “guidance,” “intend,” “may,” “will,” “possible,” “potential,” “predict,” “project” or similar words, phrases or expressions.

Forward-looking statements are subject to various risks and uncertainties, many of which are outside the Company’s control. Therefore, you should not place undue reliance on such statements. You should carefully consider this and the other risks and uncertainties that may affect the Company’s business, including those described in Item 1A, “Risk Factors” and Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and other documents filed from time to time with the Securities and Exchange Commission. Except as required under applicable law, the Company does not assume any obligation to update these forward-looking statements.

Conference Call

Omnicom will host a conference call to review the fourth quarter and full year 2020 financial results on Thursday, February 18, 2021 at 8:30 a.m. ET. Participants can listen to the conference call by dialing (877) 336-4440 (domestic) or (409) 207-6984 (international), along with access code 5410296. The call will also be simulcast and archived on our website at: http://investor.omnicomgroup.com/investor-relations/news-events-and-filings.

About Omnicom Group Inc.

Omnicom Group Inc. (NYSE: OMC) (www.omnicomgroup.com) is a leading global marketing and corporate communications company. Omnicom’s branded

Omnicom Group Inc.

networks and numerous specialty firms provide advertising, strategic media planning and buying, digital and interactive marketing, direct and promotional marketing, public relations and other specialty communications services to over 5,000 clients in more than 70 countries. Follow us on Twitter for the latest news.

Contacts

Investor Relations:	Media:
Shub Mukherjee	Joanne Trout
shub.mukherjee@omnicomgroup.com	joanne.trout@omnicomgroup.com

Omnicom Group Inc.

Consolidated Statements of Income

Three Months Ended December 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2020 (a)	2019

Revenue	$3,757.0	$4,141.2
Operating Expenses:
Salary and service costs	2,721.2	3,034.7
Occupancy and other costs	265.9	306.4
Costs of services	2,987.1	3,341.1
Selling, general and administrative expenses	101.4	97.5
Depreciation and amortization	53.8	56.2
	3,142.3	3,494.8
Operating Profit	614.7	646.4
Interest Expense	55.3	52.0
Interest Income	7.3	13.4
Income Before Income Taxes	566.7	607.8
Income Tax Expense	141.5	158.8
Income From Equity Method Investments	3.3	0.8
Net Income	428.5	449.8
Net Income Attributed To Noncontrolling Interests	30.4	34.8
Net Income - Omnicom Group Inc.	$398.1	$415.0

Net Income Per Share - Omnicom Group Inc.
Basic	$1.85	$1.90
Diluted	$1.84	$1.89

Weighted average shares (in millions)
Basic	215.5	218.2
Diluted	216.1	219.3

Dividends Declared Per Common Share	$0.65	$0.65

(a)	Salary and service costs for the fourth quarter of 2020 includes asset impairment charges recognized in the period, partially offset by a decrease in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations, including the CARES Act in the U.S., the Kurzarbeit program in Germany, and other programs in the U.K., France, Canada and other jurisdictions. The net aggregate impact of these items increased salary and related service costs and decreased Operating Profit by $11.1 million and Net Income - Omnicom Group Inc. by $13.0 million for the three months ended December 31, 2020.

Omnicom Group Inc.

Consolidated Statements of Income

Twelve Months Ended December 31

(Unaudited)

(Dollars in Millions, Except Per Share Data)

	2020 (a) (b)	2019

Revenue	$13,171.1	$14,953.7
Operating Expenses:
Salary and service costs	9,572.8	10,972.2
Occupancy and other costs	1,138.5	1,221.8
COVID-19 repositioning costs	277.9	—
Costs of services	10,989.2	12,194.0
Selling, general and administrative expenses	360.5	405.9
Depreciation and amortization	222.6	231.5
	11,572.3	12,831.4
Operating Profit	1,598.8	2,122.3
Interest Expense	221.8	244.3
Interest Income	32.3	60.3
Income Before Income Taxes	1,409.3	1,938.3
Income Tax Expense	381.7	504.4
Income (Loss) From Equity Method Investments	(6.8)	2.0
Net Income	1,020.8	1,435.9
Net Income Attributed To Noncontrolling Interests	75.4	96.8
Net Income - Omnicom Group Inc.	$945.4	$1,339.1

Net Income Per Share - Omnicom Group Inc.
Basic	$4.38	$6.09
Diluted	$4.37	$6.06

Weighted average shares (in millions)
Basic	215.6	219.8
Diluted	216.2	220.9

Dividends Declared Per Common Share	$2.60	$2.60

(a)	During the second quarter of 2020, we recorded expenses for certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic and recorded a net loss on the disposition of certain subsidiaries. The impact of these items decreased Operating Profit by $277.9 million and Net Income - Omnicom Group Inc. by $223.1 million for the twelve months ended December 31, 2020.
(b)	Salary and service costs includes the reduction in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations, including the CARES Act in the U.S., the Kurzarbeit program in Germany, and other programs in the U.K., France, Canada and other jurisdictions, partially offset by the impact of asset impairment charges recorded during the fourth quarter of 2020. The impact of these items reduced salary and related service costs and increased Operating Profit by $106.8 million and Net Income - Omnicom Group Inc. by $76.3 million for the twelve months ended December 31, 2020.

Omnicom Group Inc.

Detail of Operating Expenses

Three Months Ended December 31

(Unaudited)

(Dollars in Millions)

	2020	2019

Operating Expenses:
Salary and service costs
Salary and related service costs	$1,682.6	$1,844.6
Third-party service costs	1,038.6	1,190.1
Occupancy and other costs	265.9	306.4
Costs of services	2,987.1	3,341.1
Selling, general and administrative expenses	101.4	97.5
Depreciation and amortization	53.8	56.2
Total Operating Expenses	$3,142.3	$3,494.8

Omnicom Group Inc.

Detail of Operating Expenses

Twelve Months Ended December 31

(Unaudited)

(Dollars in Millions)

	2020	2019

Operating Expenses:
Salary and service costs
Salary and related service costs	$6,250.9	$6,895.2
Third-party service costs	3,321.9	4,077.0
Occupancy and other costs	1,138.5	1,221.8
COVID-19 repositioning costs	277.9	—
Costs of services	10,989.2	12,194.0
Selling, general and administrative expenses	360.5	405.9
Depreciation and amortization	222.6	231.5
Total Operating Expenses	$11,572.3	$12,831.4

Omnicom Group Inc.

Impact of Government Wage Programs and Asset Impairments

Three Months Ended December 31, 2020

(Unaudited)

(Dollars in Millions)

	Three Months ended December 31, 2020

	Gov’t Wage Programs	Asset Impairments and Other	Total

Operating Expenses (a) (b):
Salary and service costs
Salary and related service costs	$(44.7)	$55.8	$11.1
Third-party costs	—	—	—
Occupancy and other costs	—	—	—
Costs of services	(44.7)	55.8	11.1
Selling, general and administrative expenses	—	—	—
Depreciation and amortization	—	—	—
Operating Expenses	$(44.7)	$55.8	$11.1

(a)	The above table identifies the pre-tax impact of asset impairment charges recorded in the fourth quarter of 2020, which increased salary and related service costs and decreased operating profit by $55.8 million for the three months ended December 31, 2020.
(b)	Additionally, salary and related service costs for the fourth quarter of 2020 includes the reduction in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations. The impact of these items reduced salary and related service costs and increased operating profit by $44.7 million for the three months ended December 31, 2020.

Omnicom Group Inc.

Impact of COVID-19 Repositioning Costs, Government Wage Programs and Asset Impairments

Twelve Months Ended December 31, 2020

(Unaudited)

(Dollars in Millions)

	Twelve Months ended December 31, 2020

	Severance Actions	Real Estate Actions	Gov’t Wage Programs	Asset Impairments and Other	Total

Operating Expenses (a) (b) (c):
Salary and service costs
Salary and related service costs	$—	$—	$(162.6)	$55.8	$(106.8)
Third-party costs	—	—	—	—	—
Occupancy and other costs	—	—	—	—	—
COVID-19 repositioning costs	150.0	102.8	—	25.1	277.9
Costs of services	150.0	102.8	(162.6)	80.9	171.1
Selling, general and administrative expenses	—	—	—	—	—
Depreciation and amortization	—	—	—	—	—
Operating Expenses	$150.0	$102.8	$(162.6)	$80.9	$171.1

(a)	The above table identifies the pre-tax impact of certain repositioning actions related to the realignment of our businesses in reaction to the COVID-19 pandemic and recorded a net loss on the disposition of certain subsidiaries of $277.9 million for the twelve months ended December 31, 2020.
(b)	Salary and related service costs for the twelve months ended December 31, 2020 includes the reduction in operating expenses related to reimbursements and tax credits under government programs in several countries where we have operations. The impact of these items reduced salary and related service costs and increased operating profit by $162.6 million for the twelve months ended December 31, 2020.
(c)	Salary and related service costs for the twelve months ended December 31, 2020 includes asset impairment charges recorded in the fourth quarter of 2020, which increased salary and related service costs and decreased Operating Profit by $55.8 million for the twelve months ended December 31, 2020.